Consent of Independent Auditors


The Board of Directors and Shareholders of
Aetna Variable Fund:


We consent to the use of our report dated February 13, 1998 incorporated by reference herein this Post-Effective Amendment No. 53 to Registration Statement (No. 2-51739) and to the references to our firm under the headings, "Financial Highlights" in the prospectus and "Independent Auditors" in the statement of additional information.

                                               /s/ KPMG Peat Marwick LLP
                                               KPMG Peat Marwick LLP

Hartford, Connecticut
April 27, 1998